UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2014

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 2, 2014, the Nominating and Corporate Governance Committee and the Board of Directors of The GEO Group, Inc. (the “Company”) in a joint meeting expanded the size of the Board of Directors from six to seven members and appointed Ms. Julie Myers Wood to the Board of Directors of the Company. Ms. Wood will serve as a director of the Company for a term expiring at the 2015 Annual Meeting of Shareholders, at which time her continued Board service will be subject to renomination and shareholder approval. Ms. Wood was also appointed to the following committees of the Board of Directors: Corporate Planning Committee, the Operations and Oversight Committee and the Independent Committee. The appointment of Ms. Wood was not pursuant to any arrangement or understanding between her and any other person.

Ms. Wood is currently the Chief Executive Officer of Guidepost Solutions (“Guidepost”) after joining the organization in 2012 as president of its Compliance, Federal Practice and Software Solutions division. Guidepost acquired ICS Consulting, LLC, a company founded by Ms. Wood, in September 2012. Prior to founding ICS Consulting, LLC, Ms. Wood served as head of Immigration and Customs Enforcement for the Department of Homeland Security where she led the largest investigative component of the Department and the second largest investigative agency in the federal government with a budget of nearly $6 billion and 15,000 employees. Ms. Wood serves as Commissioner on the American Bar Association’s Commission on Immigration and is a member of the ABA Task Force on Human Trafficking. Ms. Wood earned a Bachelor of Arts degree in English at Baylor University and a Juris Doctor cum laude from Cornell Law School.

Ms. Wood will be compensated in accordance with the Company’s previously disclosed compensation programs for directors who are not officers as described in the Proxy Statement on Schedule 14A for the Company’s 2014 Annual Meeting of Shareholders.

Guidepost, Ms. Wood’s current employer, has a consulting agreement with B.I. Incorporated, one of the Company’s subsidiaries. For the year ended December 31, 2013, the monthly retainer payment paid pursuant to the consulting agreement did not exceed $120,000, the specified amount pursuant to Item 404(a) of Regulation S-K. We expect that for the year ending December 31, 2014, the amounts paid pursuant to the consulting agreement will exceed $120,000 in the aggregate. Although the amount of the monthly retainer payments has fluctuated during 2014, the current monthly retainer payment is $15,000 per month and the term of the consulting agreement expires on December 31, 2014.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended Bylaws

Effective July 2, 2014, the Nominating and Corporate Governance Committee and the Board of Directors of the Company adopted a resolution at their joint meeting to increase the number of directors which constitute the whole Board of Directors of the Company. The resolution increased the number of current directors from six directors to seven directors. The effect of the resolution is an amendment to Article V, Section 1 of the Company’s Amended and Restated Bylaws.

The joint resolution of the Nominating and Corporate Governance Committee and the Board of Directors to amend the Company’s Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Section 9	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Bylaws of The GEO Group, Inc., effective July 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

July 9, 2014	By:	/s/ Brian R. Evans
Date		Brian R. Evans Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Bylaws of The GEO Group, Inc., effective July 2, 2014

5